INFORMATION SERVICE AND COOPERATION
                                    AGREEMENT


                                  by and among

                Shanghai Sifang Information Technology Co. Ltd.,

                                       and

                      Shanghai Chengao Industrial Co. Ltd.

                                       and

                      Shanghai TCH Data Technology Co. Ltd.

                  INFORMATION SERVICE AND COOPERATION AGREEMENT

     THIS INFORMATION SERVICE AND COOPERATION AGREEMENT ("this Agreement") is entered into on this 1st day of June, 2004 by and among Shanghai Sifang Information Technology Co. Ltd. ("Party A"), a domestically funded company limited by shares, organized and existing under the laws of the People's Republic of China (the "PRC"), Shanghai Chengao Industrial Co. Ltd. ("Party B"), a limited liability company organized and existing under the laws of the PRC, and Shanghai TCH Data Technology Co. Ltd. ("Party C"), a wholly foreign owned enterprise organized and existing under the laws of the PRC. Each of Party A, Party B and Party C shall hereinafter individually be referred to as a "Party" and collectively as the "Parties".

     WHEREAS:

     (1) Party A engages in such business as wireless telecommunications and wireless information business in the PRC (the "Business"), Party B possesses technology foundation and rich experience in developing various customer end software relating to mobile communications, and Party C possesses expertise and resources on information decoding, formatting, sorting, processing, etc. of various kinds of information (the "information services") involved in the Business.

     (2) The Parties desire to cooperate so as to take advantage of each other's strengths;

     (3) Party A intends to retain Party B to pre-install customer end software relating to financial information services on mobile phones sold by third parties; and

     (4) Party A intends to retain Party C to provide the information services relating to the Business and Party C intends to retain Party A to provide transmission services (the "transmission services");

NOW THEREFORE, the Parties hereby agree as follows:.

                         ARTICLE 1 SERVICE AND PAYMENT

     1. Information and Cooperation

The Parties hereby agree as follows:

          A. appoint Party B, effective as of the date of this Agreement, as the provider of financial information system pre-installing service relating to the Business as agreed to by the Parties from time to time;

          B. appoint Party C, effective as of the date of this Agreement, as the provider of information services relating to the Business as agreed to by the Parties from time to time;

          C. appoint Party A, effective as of the date of this Agreement, as the provider of transmission services, relating to the information reformatted and processed by Party C, to mobile phone users through mobile operators, as agreed to by the Parties from time to time.

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


          D. based on the services provided under this Agreement, terminal customers shall be charged by the third party mobile phone sellers a six month information service fee equal to RMB 108. The entire fee under this section shall become due and payable, and shall be charged by the third party mobile phone sellers at the time a mobile phone is purchased. After the expiry of the above mentioned period, if the terminal customer agrees to continue the information service, the information service fees shall be settled by Party A with China Mobile Telecommunication Co. Ltd. ("China Mobile") and other operators with whom Party A has agreements. Upon such settlement, Party A shall transfer all the service fees collected by Party A to Party C. In consideration for the transmission services provided by Party A, Party C shall pay to Party A an annual fee, which fee shall be based upon the costs associated with the transmission services.

          E. Party B is entitled to independently settle the financial information software pre-installing service fee with the third party mobile phone sellers. Upon settlement with the third party mobile phone sellers, Party B shall confirm the pre-installation service fees that shall be received by Party B.

     2. Pursuant to this Agreement, the Parties hereby agree that each Party shall respectively provide relevant services listed in Schedules A, B and C hereof.

     3. Unless otherwise agreed by all Parties in writing, no Party shall retain any third party to provide the services listed in Schedule A hereof.

                    ARTICLE 2 TERM, TERMINATION AND SURVIVAL

     1. Term.

     This Agreement shall be effective upon execution hereof by authorized representatives of the Parties and shall remain effective for a period of ten
(10) years, which will automatically be renewed for another one (1) year upon expiry of each term unless Party C notifies Party A and Party B of its intention not to renew thirty (30) days before the current term expires. Party A and Party B shall not terminate this Agreement within the term of this Agreement.

     2. No Further Obligations.

     Upon termination of this Agreement, Party C shall have no further obligation to render any service hereunder to Party A and Party B.

     3. Survival.

     Termination of this Agreement shall be without prejudice to any obligation by one Party to another Party which shall have accrued prior to such termination.


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                     ARTICLE 3 Intellectual property rights

     Party C shall be the sole and exclusive owner of all rights, title and interests to any and all intellectual property rights arising from the performance of the information service under this Agreement, including but not limited to, any copyrights, patents, know-how and otherwise, whether developed by Party A, Party B or Party C based on Party C's intellectual property.

                           ARTICLE 4 Confidentiality

     Party A and Party B agree to use all reasonable means to protect and maintain the confidentiality of Party C's confidential data and information acknowledged or received by Party A or Party B by accepting the exclusive information services from Party C (collectively the "Confidential Information"). Party A and Party B shall not disclose or transfer any Confidential Information to any third party without Party C's prior written consent. Upon termination or expiration of this Agreement, Party A and Party B shall, at Party C's option, return all and any documents, information or software containing any of such Confidential Information to Party C or destroy or delete all of such Confidential Information from any and all memory devices, and cease to use the same. This Article shall survive after any amendment, expiration or termination of this Agreement.

                            ARTICLE 5 miscellaneous

     1. Entire Agreement.

This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or arrangements, oral or written, between the parties hereto with respect to the subject matter hereof

     2. Amendment.

No waiver of or supplement to this Agreement shall be effective unless all Parties have agreed in writing and have respectively obtained the required authorizations and approvals (including an approval from the board of directors of the overseas holding company).

     3. Waiver.

Any waiver on the part of any Party hereto of any rights or interests under this Agreement shall not constitute the Waiver of any other right or interest or any subsequent waiver of such right or interest. The failure of any Party at any time to require performance of any provision of this Agreement shall not affect the right of such Party to require full performance thereof at any time thereafter.

     4. Assignment; Obligations of Transferees.

This Agreement shall be binding upon the Parties hereto and their respective successors and permitted transferees and assigns. Without the prior written consent of all other Parties hereto, no Party shall assign or transfer any rights or obligations that it may have under this Agreement.


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


     5. Governing Law.

The execution, interpretation, performance and termination of this Agreement shall be governed by and construed in accordance with the laws of the PRC.

     6. Notice.

Any notice, request or other communication to be given or made under this Agreement shall be in writing. Any such communication may be delivered by hand, airmail, facsimile or established courier service to the Party's address specified below or at such other address as such Party notifies to the other Party from time to time, and will be effective upon receipt (if a communication is delivered by facsimile, the time of the receipt of the facsimile shall be the time when the sender receives a confirmed transmittal receipt).

For Party A:
Shanghai Sifang Information Technology Co. Ltd.,
Attention:
Fax:

For Party B:
Shanghai Chengao Industrial Co. Ltd.
Attention:
Fax:

For Party C:
Shanghai TCH Data Technology Co. Ltd.
Attention:
Fax:


     7. Severability.

The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision. This Agreement shall continue in full force and effect except for any such invalid, illegal or unenforceable provision.

     8. Headings.

The headings throughout this Agreement are for convenience only and are not intended to limit or be used in the interpretation of the provisions of this Agreement.

     9. Language and Counterparts.

This Agreement shall be in the Chinese language. This Agreement and any amendment hereto may be executed by the Parties in separate counterparts, each and all of which shall be original and all of which together shall constitute one and the same instrument.


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     10. Dispute Resolution.

All disputes arising from the execution of, or in connection with this Agreement shall be settled through amicable consultation between the Parties. If no settlement can be reached through Consultation, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) Shanghai Commission for arbitration, in accordance with its arbitration rules then in effect, There shall be three arbitrators. The arbitration shall be held in Shanghai. The language of the arbitration shall be in Chinese. The arbitral award shall be final and binding on both Parties. The costs of the arbitration shall be home by the losing Party, unless the arbitration award stipulates otherwise.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duty authorized signatories as of the day and year first written above.

                [Remainder of the page intentionally tell blank]




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



         [Execution Page]










Party A: Shanghai Sifang Information Technology Co. Ltd.,







[Executed pursuant to corporate seal]


Authorized representative




Party B: Shanghai Chengao Industrial Co. Ltd.




[Executed pursuant to corporate seal]


Authorized representative


Party C: Shanghai TCH Data Technology Co. Ltd.




[Executed pursuant to corporate seal]


Authorized representative






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                                   Schedule A
                                   ----------
                         Contents of Information Service
                         -------------------------------

     Within the scope that is permitted by the law, the information services provided by Party C shall include:

     Decoding, formatting, sorting, processing, etc. of financial information.

                                   Schedule B
                                   ----------
         Contents of Financial Information System Pre-Installing Service
         ---------------------------------------------------------------


     Within the scope that is permitted by law, the financial information system pre-installing service provided by Party B are:

     1.   pre-installation of financial information system;

     2. providing propaganda materials of the customer terminal software and user's manual;

     3.   providing software updates and related software; and

     4.   enforcing periodic technical instructing and quality examination.


                                   Schedule C
                                   ----------
                        Contents of Transmission Service
                        --------------------------------

     Within the scope that is permitted by the law, the transmission services provided by Party A are:

     1.   providing of mobile information sending platform; and

     2.   coordination with mobile business operators.




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